Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Molekule Group, Inc. (formerly known as AeroClean Technologies, Inc.) (the “Company”) on Form S-8 of our report dated April 1, 2022, relating to the financial statements of the Company appearing in the Annual Report on Form 10-K, as amended, of the Company for the year ended December 31, 2021.

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York

January 12, 2023

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